 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): July 31, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Wheels Up Experience Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2026 (the “Original Form 8-K”). This Amendment does not impact the Company’s unaudited financial statements or non-GAAP financial measures for the three and six months ended June 30, 2026 and 2025 that were reported in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026 (the “2Q Form 10-Q”). As a result, the 2Q Form 10-Q is not being amended.
The Company is filing this Amendment solely to correct inadvertent errors in the historical period reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024 (collectively, the “Applicable Historical Periods”), which were originally disclosed under the heading “Reconciliation of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) (Updated Definition – in thousands)” in the Company’s press release and investor letter furnished as Exhibits 99.1 and 99.2, respectively, to the Original Form 8-K (the “2Q Earnings Materials”). These inadvertent errors in the 2Q Earnings Materials resulted in an understatement of each of Adjusted EBITDA and Adjusted EBITDAR for the Applicable Historical Periods. Revised reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) for the Applicable Historical Periods are included in Exhibit 99.1 furnished as an exhibit to this Amendment. The revisions consist of: (i) for all periods presented, updating the amounts reported in the line item titled “Loss on extinguishment of debt” to be reflected as an addition rather than a deduction, consistent with the treatment of similar items of gain and loss in such reconciliations; (ii) for each of the three months and year ended December 31, 2024, eliminating the portion of the amounts reported in the line item titled “Loss on extinguishment of debt” that were already included in the line item titled “Fleet modernization expense,” which were related to certain refinancing transactions that closed in the fourth quarter of 2024; and (iii) recalculating the amounts reported in the line items titled “Adjusted EBITDA (updated definition)” and “Adjusted EBITDAR (updated definition)” for the Applicable Historical Periods to reflect the foregoing.
The information in this Item 2.02 and Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Non-GAAP Financial Measures
Item 2.02 of this Amendment and Exhibit 99.1 furnished herewith refer to and include Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Amended Reconciliations of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) (Updated Definition – in thousands),” respectively, of Exhibit 99.1 furnished herewith. The Company believes that these non-GAAP financial measures provide useful supplemental information to investors about the Company. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in the Company’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, the Company’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.

Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
99.1*
Amended Reconciliations of Adjusted EBITDA and Adjusted EBITDAR to Net income (loss) (Updated Definition - in thousands) in Second Quarter 2026 Earnings Press Release and Investor Letter of Wheels Up Experience Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: October 9, 2026	By:	/s/ Alexander Chatkewitz
		Name:	Alexander Chatkewitz
		Title:	Chief Accounting Officer